Exhibit 99.1

FOR IMMEDIATE JOINT RELEASE

SIEMENS                                     NextGen
                                            Healthcare Information Systems, Inc.
FOR IMMEDIATE RELEASE                                      CONTACT: Molly Grasso

                                                       Siemens Medical Solutions
                                                                  (610) 448-4729
                                                        molly.grasso@siemens.com

                                                        CONTACT: Jennifer Kuesel

                                          NextGen Healthcare Information Systems
                                                                  (215) 657-7010
                                                             JKuesel@nextgen.com

SIEMENS AND NEXTGEN HEALTHCARE ANNOUNCE STRATEGIC ALLIANCE TO SPEED IT ADOPTION AND CONNECTIVITY BETWEEN ACUTE AND AMBULATORY CARE PROVIDERS
Siemens to Provide NextGen Healthcare's Ambulatory Electronic Medical Records and Enterprise Practice Management Solutions

      MALVERN, PA and HORSHAM, PA, February 10, 2005, 8:00 AM EST -Siemens Medical Solutions, a world leader in medical equipment and information technology (IT) solutions, and NextGen Healthcare Information Systems, a leading provider of ambulatory Electronic Medical Records (EMR) and practice management software, today announced a worldwide strategic alliance to meet the unique healthcare IT needs of the physician practice market. This relationship leverages Siemens' expertise in enterprise IT systems and advanced medical imaging technologies for the acute care and specialty environments and NextGen Healthcare's industry leadership in ambulatory EMRs and practice management software.

      Under the terms of the agreement, Siemens will add NextGen Healthcare's EMR and practice management solutions to its global solutions portfolio. The alliance further extends the value of Siemens' highly penetrated enterprise solutions by enabling Continuity of Care Record (CCR) connectivity and interoperability across acute and ambulatory care settings.

                                     -more-

FOR IMMEDIATE JOINT RELEASE

SIEMENS

Siemens and NextGen Announce Strategic Alliance, page 2

The agreement also includes worldwide distribution rights in the diagnostic imaging center (DIC) market, a fast-growing specialty market segment for Siemens imaging modalities and integrated RIS/PACS offering, SIENET(R) Cosmos.

      "The NextGen(R) partnership complements Siemens' ambulatory strategy and enables us to support the management and retrieval of all clinical data, including diagnostic images, across the entire continuum of care," said Tom Miller, President, IT Division, Siemens Medical Solutions. "As we continue to develop integrated solutions within the Soarian(R) Enterprise Suite, this alliance enables Siemens to immediately deliver ambulatory solutions across the entire healthcare spectrum, providing complete solutions that meet providers' inpatient and outpatient needs."

      Patrick Cline, President of NextGen Healthcare, added "This alliance provides NextGen Healthcare with the opportunity to significantly accelerate our expansion into international markets and additional domestic markets. We're also excited about aligning with a worldwide leader to deliver interoperable solutions capable of significantly improving patient care."

      As the federal government continues its push to automate and interconnect all points of the healthcare continuum, speed of technology adoption at the individual practice level and the ability to securely share clinical data and diagnostic images residing in ambulatory settings is crucial to the mission.

      Currently, more than 700 physician practices representing more than 30 different specialties use NextGen Healthcare's EMR and practice management systems. Siemens' healthcare IT division delivers solutions to over 5,000 healthcare organizations worldwide. Siemens, in combination with NextGen Healthcare's clinically rich products and services, can now offer its customers and prospects a one-stop source for electronic health records and interoperability.

                                     -more-

FOR IMMEDIATE JOINT RELEASE

SIEMENS

Siemens and NextGen Announce Strategic Alliance, page 3

      In leveraging NextGen's knowledge-based templates, Siemens will provide healthcare organizations and physician practices with access to longitudinal health records, streamlined processes across acute and ambulatory settings, and opportunities for enhanced patient safety, physician satisfaction and increased procedure volume.

      Siemens (booth #617) and NextGen (booth #1635) will showcase their alliance at the Healthcare Information and Management Systems Society (HIMSS) Annual Conference and Exhibit, being held February 13-17, 2005, in Dallas, Texas. The companies will demonstrate interoperability between Siemens' Soarian Enterprise Clinicals and NextGen EMR by facilitating the secure transfer of a CCR between systems. Both Siemens and NextGen Healthcare are founding members of the HIMSS Electronic Health Record Vendors Association (EHRVA) and participants in the HIMSS Interoperability Showcases.

About NextGen Healthcare

      NextGen Healthcare Information Systems, Inc., a wholly owned subsidiary of Quality Systems, Inc. (NASDAQ: QSII), develops and markets computer-based practice management and electronic medical records systems for medical and dental group practices. Please visit www.nextgen.com and www.qsii.com for additional information.

About Siemens

      Siemens Medical Solutions of Siemens AG (NYSE: SI) with headquarters in Malvern, Pennsylvania and Erlangen, Germany, is one of the largest suppliers to the healthcare industry in the world. The company is known for bringing together innovative medical technologies, healthcare information systems, management consulting, and support services, to help customers achieve tangible, sustainable, clinical and financial outcomes.

                                     -more-

FOR IMMEDIATE JOINT RELEASE

SIEMENS

Siemens and NextGen Announce Strategic Alliance, page 4

Employing approximately 31,000 people worldwide and operating in more than 120 countries, Siemens Medical Solutions reported sales of 7.07 billion EUR, orders of 8.12 billion EUR and group profit of 1.05 billion EUR for fiscal 2004. More information can be obtained by visiting http://www.usa.siemens.com/medical-pressroom.

                                      # # #